EXHIBIT 3(ii)


                                   BY-LAWS


                                      OF


                            BANKNORTH GROUP, INC.


                           A Delaware Corporation







                                              As Amended through June 23, 1998




                                   BY-LAWS
                                      OF
                            BANKNORTH GROUP, INC.

                           A Delaware Corporation

                                  Article I

                                   General

      Section 1.1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

      Section 1.2. Offices. The principal office and place of business of the Corporation shall be in the City of Burlington, County of Chittenden and State of Vermont. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

      Section 1.3. Seal. The seal of the Corporation shall be in the form of a circle and shall have inscribed thereon the name of the Corporation, the year of its organization and the words, "Corporate Seal, Delaware."

      Section 1.4. Fiscal Year. The fiscal year of the Corporation shall be the period from January 1 to December 31.


                                 Article II

                                Stockholders

      Section 2.1. Place of Meetings. All meetings of the stockholders shall be held at the principal office of the Corporation, except such meetings as the board of directors expressly determine shall be held elsewhere, in which case meetings may be held upon notice as hereinafter provided at such other place or places as the board of directors shall have determined and as shall be stated in such notice.

      Section 2.2. Annual Meeting. The annual meeting of the stockholders shall be held during the month of May in each year at such date and time as shall be designated from time to time by the board of directors and stated in the Notice of the Meeting. In the event the annual meeting is omitted by oversight or otherwise on the date herein provided, then a substituted annual meeting may be held on any subsequent date prior to the close of the corporate fiscal year, and any business transacted or elections held at such meeting shall be as valid and effective as if transacted or held at the regular annual meeting. A written and signed application for such substituted annual meeting may be made by any stockholder, and notice shall be given therefor as hereinafter provided by these Bylaws.

      At each annual meeting, the stockholders entitled to vote shall elect those directors whose terms expire at such annual meeting, in accordance with Article Sixth of the Certificate of Incorporation, by majority vote by ballot, and they may transact such other corporate business as may properly be brought before the meeting. At the annual meeting any business may be transacted, irrespective of whether the notice calling such meeting shall have contained a reference thereto, except where notice is required by law, the Certificate of Incorporation, or these Bylaws.

      Section 2.3. Quorum. At all meetings of the stockholders the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum requisite for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, by a majority vote, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting until the requisite amount of voting stock shall be present. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting, at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted if the meeting had been held as originally called.

      The vote of a majority of the quorum shall decide any question or matter, except as otherwise required by law, the Certificate of Incorporation, or these Bylaws.

      Section 2.4. Adjourned Meeting. Any meeting of stockholders, either annual or special, and whether a quorum is present or not, may be adjourned from time to time by vote of a majority of the shares, the holders of which are either present in person or represented by proxy, but in the absence of a quorum, no other business shall be transacted.

      When any such meeting is adjourned for more than thirty (30) days, notice of such adjourned meeting shall be given as provided in these Bylaws, but except as aforesaid, it shall not be necessary to give any notice of an adjournment of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken.

      Section 2.5. Right to Vote; Proxies. Each stockholder having the right to vote at any meeting shall be entitled to one vote for each share of stock held by said stockholder. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy, but no proxy which is dated more than three years prior to the meeting at which it is offered shall confer the right to vote thereat unless the proxy provides that it shall be effective for a longer period. Every proxy shall be in writing, subscribed by a stockholder or said stockholder's duly authorized attorney in fact, and dated, but need not be sealed, witnessed, or acknowledged.

      Section 2.6. Voting. At all meetings of stockholders all questions, except as otherwise expressly provided for by statute, the Certificate of Incorporation or these Bylaws, shall be determined by a majority vote of the stockholders present in person or represented by proxy. Except as otherwise expressly provided by law, the Certificate of Incorporation, these Bylaws or the board of directors, at all meetings of stockholders, the voting shall be taken by ballot, each of which shall state the name of the stockholder voting and the number of shares voted by said stockholder, and, if such ballot be cast by a proxy, it shall also state the name of the proxy.
Except as otherwise provided in the Certificate of Incorporation or by the Bylaws, all elections shall be decided by majority vote.

      Section 2.7. Notice of Annual Meeting. Written notice of the annual meeting of the stockholders shall be mailed to each stockholder entitled to vote thereat at such address as appears on the stock books of the Corporation at least ten (10) days and not more than sixty (60) days prior to the meeting. It shall be the duty of every stockholder to furnish to the Secretary of the Corporation or to the transfer agent, if any, the class of stock owned by said stockholder, the stockholder's post-office address and to notify said Secretary or transfer agent of any change therein.

      Section 2.8. Stockholders' List. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder, and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and filed either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, at least ten days before such meeting, and shall at all times during ordinary business hours, and during the whole time of said meeting, be open to examination of any stockholder for a purpose germane to the meeting.

      Section 2.9. Special Meetings. Special meetings of the stockholders, unless otherwise provided by statute, may be called at any time by the board of directors, or by the President of the Corporation. The business transacted at such special meeting shall be confined to the purpose or purposes stated in the notice therefor.

      Written notice of a special meeting of stockholders, stating the time and place and object thereof, shall be mailed, postage prepaid, not less than ten (10) nor more than sixty (60) days before such meeting, to each stockholder entitled to vote thereat, at such address as appears on the books of the Corporation.

      Section 2.10.  Notice of Stockholder Business and Nominations.

      A. Annual Meetings of Stockholders. (1) Nominations of persons for election to the board of directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of the meeting, (b) by or at the direction of the board of directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this By-law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-law.

      (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph
(A)(1) of this By-law, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more then 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

      (3)  Notwithstanding anything in the second sentence of Paragraph
(A)(2) of this By-law to the contrary, in the event that the number of directors to be elected to the board of directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased board of directors at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

      (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of the meeting. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the board of directors or (b) provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this By-law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-law. In the event the Corporation calls a special meeting of stockholders for purposes of electing one or more directors to the board of directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this By-law shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

      (C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this By-law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-law. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-law and, if any proposed nomination or business is not in compliance with this By-law, to declare that such defective proposal or nomination shall be disregarded.

      (2) For purposes of this By-law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

      (3) Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

      Section 2.11. Inspectors. One or more inspectors may be appointed by the board of directors before or at any meeting of stockholders, or, if no such appointment shall have been made, the presiding officer may make such appointment, if deemed necessary, at the meeting. At the meeting for which the inspector or inspectors are appointed, the inspectors shall open and close the polls, receive and take charge of the proxies and the acceptance and rejection of votes. If any inspector previously appointed shall fail to attend or refuse or be unable to serve the presiding officer shall appoint a substitute inspector.

      Section 2.12. Stockholders' Action by Unanimous Consent. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of law, the Certificate of incorporation, or these Bylaws, the meeting and vote of stockholders may be dispensed with under the conditions specified in the Certificate of incorporation.

      Section 2.13. Waiver of Notice. Any meeting at which all of the stockholders entitled to vote are present, either in person or by proxy, or at which those not present have waived notice in writing, either prior or subsequent to such meeting, shall be a legal meeting for the transaction of any business, notwithstanding that notice has not been given, provided a quorum be present in person or by proxy. Such waivers shall not be recognized unless filed with the Secretary, or someone acting in such capacity.


                                 Article III

                                  Directors

      Section 3.1. Number of Directors. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the property and business of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors shall be divided into three classes (designated Class I, Class II and Class III, respectively), as nearly equal in number as possible. The number of directors constituting the initial Board of Directors of the Corporation is twenty (20). The number of directors of the Corporation shall be fixed from time to time by the Board of Directors up to a maximum of twenty (20). The current number
of directors is fixed at fourteen (14).   The initial directors of the
Corporation shall serve in the respective classes and until the respective annual meetings of the stockholders of the Corporation set forth below opposite their names and mailing addresses, or until their successors are elected and qualified. Thereafter, each class of directors shall be elected to a term of office of three years. Directors need not be stockholders, residents of Delaware or citizens of the United States. The stockholders shall, at each annual meeting or meeting held in place thereof, elect one class of Directors. Except as herein provided with respect to vacancies, and except with respect to the initial Directors, as set out in the Certificate of Incorporation, each Director shall hold office for three years and until his successor is elected and qualified.
In case of any vacancy on the Board of Directors by reason of death, resignation, disqualification, removal, failure to elect, increase in the number of directors or otherwise, the remaining Directors, although more or less than a quorum, by a majority vote of such remaining Directors may elect a successor or successors who shall hold office for the unexpired term.

      Section 3.2. Change in Maximum Number of Directors; Vacancies. Any alteration, change, amendment or repeal to Section 3.1 or 3.2 for the purpose of increasing or decreasing the maximum number of directors provided herein shall require the affirmative vote of holders of at least 80% of the outstanding Voting Stock (as defined in Article Thirteenth of the Certificate of Incorporation), which vote shall include the affirmative vote of at least two-thirds (2/3) of the outstanding Voting Stock held by stockholders other than an Interested Stockholder (as defined in Article Thirteenth of the Certificate of Incorporation) if an interested Stockholder exists on the record date of the meeting at which such action is submitted to the stockholders for their consideration; provided, however, that such higher voting requirement shall not apply to any amendment, alteration, change, amendment or repeal recommended to the shareholders by a majority of the Continuing Directors (as defined in Article Thirteenth of the Certificate of Incorporation). If the number of Directors is so increased or decreased by action of the Board of Directors or of the stockholders then the additional Directors may be elected in the manner provided above for the filing of vacancies in the Board of Directors or at the annual meeting of stockholders or at a special meeting called for that purpose.

      Section 3.3. Chairman of the Board. The Directors shall elect a Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and Directors, and shall have such other duties as may be assigned to him/her from time to time by the Board of Directors.

      Section 3.4. Resignation. Any Director of the Corporation may resign at any time by giving written notice to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, at the time of receipt if no time is specified therein and at the time of acceptance if the effectiveness of such resignation is conditioned upon its acceptance. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Section 3.5. Removal. Any Director or the entire Board of Directors may be removed only for cause, and pursuant to the procedure set forth in Article Ninth (b) of the Certificate of Incorporation.

      Section 3.6. Place of Meeting and Books. The Board of Directors may hold their meetings and keep the books of the Corporation outside the State of Delaware, at such places as they may from time to time determine.

      Section 3.7. General Powers. In addition to the powers and authority expressly conferred upon them by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

      Section 3.8. Executive Committee. There may be an executive committee of one or more Directors designated by resolution of the Board of Directors. The act of a majority of the members of such committee shall be the act of the committee. Said committee may meet at stated times or on notice to all by any of their own number, and shall have and may exercise those powers of the Board of Directors in the management of the business affairs of the Corporation as are provided by law and may authorize the seal of the Corporation to be affixed to all papers which may require it. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular meeting or at a special meeting called for that purposes.

      Section 3.9. Other Committees. The Board of Directors may also designate one or more committees in addition to the executive committee, by resolution or resolutions of the Board of Directors; such committee or committees shall consist of one or more Directors of the Corporation, and to the extent provided in the resolution or resolutions designating them, shall have and may exercise specific powers of the Board of Directors in the management of the business and affairs of the Corporation to the extent permitted by statute and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

      Section 3.10. Powers Denied to Committees. Committees of the Board of Directors shall not, in any event, have any power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware
General Corporation Law to be submitted to stockholders of the Corporation for approval or (ii) adopting, amending or repealing any By-law of the Corporation.

      Section 3.11. Substitute Committee Member. In the absence or on the disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. Any committee shall keep regular minutes of its proceedings and report the same to the Board as may be required by the Board.

      Section 3.12. Compensation of Directors. The Board of Directors shall have the power to fix the compensation of Directors and members of committees of the Board. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated retainer as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for being members of those committees and/or attending committee meetings.

      Section 3.13. Annual Meeting. The Board may meet at such place and time as shall be fixed and announced by the presiding officer at the annual meeting of stockholders, for the purpose of organization or otherwise, and no further notice of such meeting shall be necessary to the Directors (including the newly elected Directors) in order legally to constitute the meeting, provided a quorum shall be present, or they may meet at such place and time as shall be stated in a notice given to such Directors two (2) days prior to such meeting, or as shall be fixed by the consent in writing of all the Directors.

      Section 3.14. Regular Meetings. The annual meeting of the Board of Directors shall be held as soon as practical following the adjournment of the annual meeting of stockholders upon notice from the Chairman of the Board, if any, or the President. Other regular meetings of the Board of Directors may be held at such times and at such places within or without the State of Vermont as the Board may by vote determine from time to time, and, if so determined, no notice thereof need be given, provided, however, a regular meeting of the Board shall be held at least once each calendar quarter.

      Section 3.15. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, if any, or the President, on two (2) days' notice to each Director, or such shorter period of time before the meeting as will nonetheless be sufficient for the convenient assembly of the Directors so notified; special meetings shall be called by the Secretary in like manner and on like notice, on the written request of two or more Directors.

      Section 3.16. Waiver of Notice. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

      Section 3.17. Quorum. At all meetings of the Board of Directors, a majority of the total number of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically permitted or provided by statute, or by the Certificate of Incorporation, or by these Bylaws. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting to a definite date and place from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting which shall be so adjourned.

      Section 3.18. Telephonic Participation in Meetings. Members of the Board of Directors or any committee designated by such Board may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

      Section 3.19. Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if written consent thereto is signed by all members of the Board or of such committee as the case may be and such written consent is filed with the minutes of proceedings of the Board or committee.

      Section 3.20. Minutes and Records. Minutes of all meetings of Directors shall be taken by the Secretary, or in his/her absence, by someone appointed by the presiding officer to take and authenticate the record of the meeting.

      Section 3.21. Director of Subsidiaries. Except for the President and Chief Executive Officer and the Vice Chairman and Chief Operating Officer, no person who serves as a Director of the Corporation shall also serve as a Director of any of the Corporation's subsidiaries.

      Section 3.22.  Maximum Age of Director.   No person shall serve as a
Director of the Corporation after the annual meeting following attainment of age 70.


                                 Article IV

                                 Officers

      Section 4.1. Selection; Statutory Officers. The officers of the Corporation shall be chosen by the Board of Directors. There shall be a President and Chief Executive Officer, a Vice Chairman and Chief Operating Officer, one or more Vice Presidents, a Treasurer and a Secretary (Clerk). The same person may hold more than one office except that the same person shall not be both President and Secretary.

      Section 4.2. Time of Election. The officers above named, shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders. Nothing herein shall be deemed to restrict the power of the Board to discharge or remove any officer, and to fill the vacancy created thereby, at any time. None of said officers need be a Director.

      Section 4.3. Additional Officers. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

      Section 4.4. Subordinate Officers. The Board of Directors may appoint such subordinate officers as the business of the Corporation may require, each of such officers to hold office at the pleasure of the Board, and to have such authority, and perform such duties as the Board of Directors may from time to time determine.

      Section 4.5. Terms of Office. Each officer of the Corporation shall hold office until his/her successor is chosen and qualified, or until his/her earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors.

      Section 4.6. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, the President or Secretary. Any such resignation shall be effective at the date of receipt of such notice or at any later date specified therein. Unless otherwise specified in said resignation, acceptance shall not be necessary to make it effective.

      Section 4.7. Compensation of Officers. The Board of Directors shall have power to fix the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

      Section 4.8. President. The President shall be the Chief Executive Officer and head of the Corporation. In the absence of the Chairman of the Board, the President shall preside at all meetings of Directors and stockholders. Under the supervision of the Board of Directors and of the executive committee, if any, the President shall have the general control and management of the Corporation's business and affairs, subject, however, to the right of the Board of Directors and of the executive committee to confer any specific power, except such as may be by statute exclusively conferred on the President, upon any other officer or officers of the Corporation. The President shall perform and do all acts and things incident to the position of President and such other duties as may be lawfully assigned to him/her from time to time by the Board of Directors or the executive committee.

      Section 4.9. Vice Chairman and Chief Operating Officer. The Vice Chairman and Chief Operating Officer shall perform and do all acts and things incident to the position of Vice Chairman and Chief Operating Officer and such other duties as may be lawfully assigned to him/her from time to time by the Board of Directors of the Executive Committee. In the absence of the President, the Vice Chairman and Chief Operating Officer shall perform the President's functions.

      Section 4.10. Vice Presidents. The Vice Presidents in order of their rank as fixed by the Board of Directors, or, if not ranked, as designated by the Board of Directors shall perform such of the duties of the President on behalf of the Corporation as may be respectively assigned to them from time to time by the Board of Directors or by the executive committee or by the President. The Board of Directors or the executive committee may designate one or more of the Vice Presidents as an Executive Vice President, and in the absence or inability of the President and Vice Chairman and Chief Operating Officer to act, such Executive Vice Presidents shall have and possess all of the powers and discharge all of the duties of the President and/or Vice Chairman and Chief Operating Officer, subject to the control of the Board and of the executive committee.

      Section 4.11. Treasurer. The Treasurer shall have the care and custody of all the funds and securities of the Corporation which may come into his/her hands as Treasurer, and the power and authority to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper and to deposit the same to the credit of the Corporation in such bank or banks or depository as the Board of Directors or the executive committee, or the officers or agents to whom the Board of Directors or the executive committee may delegate such authority, may designate, and he/she may endorse all commercial documents requiring endorsements for or on behalf of the Corporation. The Treasurer may sign all receipts and vouchers for the payments made to the Corporation. The Treasurer shall render an account of his transactions to the Board of Directors or to the executive committee as often as the Board or the committee shall require the same. The Treasurer shall enter regularly in the books to be kept by him/her for that purpose full and adequate account of all moneys received and paid by him/her on account of the Corporation. The Treasurer shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors or the executive committee, give a bond to the Corporation conditioned for the faithful performance of his duties, the expense of which bond shall be borne by the Corporation.

      Section 4.12. Secretary. The Secretary shall maintain the office of the Secretary at the place where the principal office of the Corporation is located. The Secretary shall have and keep in his/her custody at the office of the Secretary, the corporate seal and corporate documents and records, including the minutes of all meetings of the Stockholders and Board of Directors. The Secretary shall keep full and accurate minutes of all meetings of the Board of Directors and of the stockholders; he shall attend to the giving and serving of all notices of the Corporation. Except as otherwise ordered by the Board of Directors or the executive committee, the Secretary shall attest the seal of the Corporation upon all contracts and instruments executed under such seal and shall affix the seal of the Corporation thereto and to all certificates of shares of the Capital Stock. The Secretary shall have charge of the stock certificate book, transfer book and stock ledger, and such other books and papers as the Board of Directors or the executive committee may direct. The Secretary shall, in general, perform all the duties of the Secretary, subject to the control of the Board of Directors and of the executive committee.

      Section 4.13. Assistant Secretary. The Board of Directors may appoint or remove one or more Assistant Secretaries of the Corporation. Any Assistant Secretary upon appointment shall perform such duties of the Secretary, and have any and all such other duties as the Board of Directors may designate.


                                  Article V

                                    Stock

      Section 5.1. Amount. The amount of the capital stock of the Corporation shall be defined by the Certificate of Incorporation and amendments thereto.

      Section 5.2. Stock. (a) The Board of Directors may authorize the issuance of shares of stock of the Corporation, with or without certificates. Each holder of shares of the Corporation's stock represented by certificates and upon request, every holder of uncertificated shares, shall be entitled to a certificate or certificates of stock of the Corporation in such form as the Board of Directors may from time to time prescribe, representing the number of shares registered in certificate form. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall certify the holder's name and number and class of shares and shall be signed by both of (a) either the President or a Vice President, and (b) any one of the Treasurer or an Assistant Treasurer or the Secretary of an Assistant Secretary, and shall be sealed with the corporate seal of the Corporation. If such certificate is countersigned (a) by a transfer agent other than the Corporation or its employee, or (b) by a registrar other than the Corporation or its employee, the signature of the officers of the Corporation and the registrar may be facsimiles. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not ceased to be such officer or officers of the Corporation.

      (b) If the Corporation is authorized to issue different classes of stock or different series within a class, the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preference and/or rights shall be set forth in full or summarized on the front or back of each certificate representing such stock. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the stockholder such information on request of the stockholder and without charge. If any such shares are issued as uncertificated shares, within a reasonable time after the issuance or transfer of such uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates representing such shares or, alternatively, such notice shall state that the Corporation will furnish to the stockholder such information on request and without charge. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

      Section 5.3. Fractional Share Interests. The Corporation may, but shall not be required to, issue fractions of a share with or without certificates. If the Corporation does not issue fractions of a share, it shall (a) arrange for the disposition of fractional interests by those entitled thereto, (b) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or
(c) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A fractional share ( whether or not represented by a certificate) shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

      Section 5.4. Transfers of Stock. Registration of the transfer of stock of the Corporation shall be made only on the stock transfer books of the Corporation. In order to register a transfer, the record owner of stock represented by certificates shall surrender the stock to the Corporation for cancellation, properly endorsed by the appropriate person or persons, and the record owner of uncertified shares shall submit to the Corporation a signed written request for such transfer, with assurances acceptable to the Corporation that such endorsements or signatures are genuine and effective. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof save as expressly provided by the laws of Delaware.

      Section 5.5. Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty
(60) days prior to any other action. If no such record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the date next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      Section 5.6. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates of stock to bear the signature or signatures of any of them.

      Section 5.7.  Dividends.

      1. Power to Declare. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and the laws of Delaware.

      2. Reserves. Before payment of any dividend, there may be set aside out of the funds of the Corporation available for dividends such sum or sums as the Directors from time to time in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

      Section 5.8. Lost, Stolen or Destroyed Certificates. No certificates for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed except upon production of such evidence of the loss, theft or destruction and upon indemnification of the Corporation and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.

      Section 5.9. Inspection of Books. The stockholders of the Corporation by a majority vote at any meeting of stockholders duly called, or in case the stockholders shall fail to act, the Board of Directors shall have power from time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to inspection by stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation except as conferred by statute or authorized by the Board of Directors or by a resolution of the stockholders.


                                 Article VI

                     Miscellaneous Management Provisions

      Section 6.1. Checks, Drafts and Notes. All checks, drafts or orders for the payment of money, and all notes and acceptances of the Corporation shall be signed by such officer or officers, agent or agents as the Board of Directors may designate.

      Section 6.2.  Notices.

      1. Notices to Directors may, and notices to stockholders shall be in writing and delivered personally or mailed to the Directors or stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to Directors may also be given by telegram or orally, by telephone or in person.

      2 .     Whenever any notice is required to be given under the
      provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a written waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated herein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

      Section 6.3. Authorization and Execution of Contracts. The Board of Directors, except as otherwise provided in the Bylaws, may authorize any officer or officers, agent or agents to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined in specific instances.

      Section 6.4. Conflict of Interest. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of or committee thereof which authorized the contract or transaction, or solely because his or her votes are counted for such purpose, provided that the material facts as to his or her relationship or interest as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum or provided that the contract or transaction is otherwise authorized in accordance with the laws of Delaware. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

      Section 6.5. Voting of Securities Owned by this Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by the Corporation may be voted in person at any meeting of security holders of such other corporation by the President of the Corporation if he is present at such meeting, or in his absence by the Treasurer of the Corporation if he is present at such meeting, and (b) whenever, in the judgment of the President, it is desirable for the Corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the President, without necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer, provided that if the President is unable to execute such proxy or consent by reason of sickness, absence from the United States or other similar cause, the Treasurer may execute such proxy or consent. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by the Corporation the same as such shares or other securities might be voted by the Corporation.

      Section 6.6. Indemnification and Insurance. (A) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative , is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (C) of this By-law, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this By-law shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director of officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this By-law or otherwise.

      (B) To obtain indemnification under this By-law, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph (B), a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or
(ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable, or even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a "Change of Control" as defined in the Banknorth Group, Inc. 1997 Equity Compensation Plan, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

      (C) If a claim under paragraph (A) of this By-law is not paid in full by the Corporation within 30 days after a written claim pursuant to paragraph (B) of this By-law has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation), that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware, or under the Certificate of Incorporation, for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or Stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      (D)  If a determination shall have been made pursuant to paragraph
(B) of this By-law that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (C) of this By-law.

      (E) The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (C) of this By-law that the procedures and presumptions of this By-law are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this By-law.

      (F) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this By-law shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this By-law shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

      (G) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in paragraph (H) of this By-law, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

      (H) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this By-law with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

      (I) If any provision or provisions of this By-law shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this By-law (including, without limitation, each portion of any paragraph of this By-law containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this By-law (including, without limitation, each such portion of any paragraph of this By-law containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

      (J)  For purposes of this By-law:

           (1) "Disinterested Director" means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

           (2) "Independent Counsel" means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant's rights under this By-law.

      (K) Any notice, request or other communication required or permitted to be given to the Corporation under this By-law shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

      (L) Nothing in this By-law shall eliminate the liability of a Director, to the extent such liability is provided by applicable law, (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the Director derived an improper personal benefit.


                                 Article VII

                              Director Emeritus

      Section 7.1.  Director Emeritus

      a.   An individual who is a Director of the Corporation on February
           27, 1996 and who continues to be a Director until their retirement from the Board at the Annual Meeting following their attainment of age 65 and prior to the first Annual Meeting after attainment of age 67 will thereupon be appointed to the status of Director Emeritus and be entitled to remain as such until the Annual Meeting following their attainment of age 72.

      b. Directors appointed to the status of Director Emeritus will be entitled to attend all Board meetings of the Corporation as non-voting members and will continue to receive the Directors' annual retainer so long as they remain Director Emeritus.

      c. An individual who becomes a Director of the Corporation after February 27, 1996 shall not be eligible to receive the attendant benefits of a Director Emeritus upon his/her retirement from the Board.


                                Article VIII

                                 Amendments

      Section 8.1. Amendments. Except as otherwise provided in these Bylaws, the Bylaws of the Corporation may be altered, amended or repealed at any regular or special meeting of the Board of Directors by a vote of at least a majority of the Directors or by or at any meeting of the stockholders by the vote of the holders of at least a majority of the stock issued and outstanding and entitled to vote at such meeting, in accordance with the provisions of the Certificate of Incorporation and of the laws of Delaware, provided notice of the proposed amendment, alteration or repeal is mailed to each such holder at least ten days prior to such meeting.